Exhibit 99.1
Financial News Release
Contact Information:	Steven Moore Pixelworks, Inc. 408-200-9221 smoore@pixelworks.com
Pixelworks Reports Third Quarter 2009 Financial Results
- 18% Sequential Revenue Growth
- Positive Cash from Operations
Portland, Ore., October 20, 2009 — Pixelworks, Inc. (NASDAQ:PXLW), an innovative provider of powerful video and pixel processing technology, today announced financial results for the third quarter ended September 30, 2009.
     Third quarter 2009 revenue was $16.7 million, at the high end of the range of management guidance. Revenue for the third quarter increased 18% sequentially from $14.2 million in the second quarter of 2009 and was down 22% from $21.5 million in the third quarter of 2008.
     Third quarter 2009 GAAP gross profit margin was 43.9%, compared with 47.7% in the second quarter of 2009 and 53.3% in the third quarter of 2008. Third quarter 2009 non-GAAP gross profit margin was 47.7%, compared with 52.0% in the second quarter of 2009 and 56.6% in the third quarter of 2008. Both GAAP and non-GAAP gross profit margin in the third quarter of 2009 were above the mid-range of guidance provided by management.
     Operating expenses in the third quarter of 2009 were lower than management’s original estimate on both a GAAP and non-GAAP basis. Third quarter 2009 GAAP operating expenses were $8.0 million, compared with $7.9 million in the second quarter of 2009 and $11.0 million in the third quarter of 2008. Non-GAAP operating expenses were $7.7 million in the third quarter of 2009, compared with $7.7 million in the second quarter of 2009 and $10.5 million in the third quarter of 2008. Lower operating expenses in the 2009 periods are primarily the result of close management of expenses during the year, as well as savings on development projects during the second and third quarters.
     On a GAAP basis, the Company recorded net loss of $(0.9) million, or $(0.07) per share in the third quarter of 2009, compared to net income of $2.2 million, or $0.16 per diluted share in the second quarter of 2009 and net income of $8.2 million, or $0.56 per diluted share in the third quarter of 2008. On a non-GAAP basis, net income was $0.1 million, or $0.01 per diluted share in the third quarter of 2009, compared to net loss of $(0.9) million, or $(0.07) per share in the second quarter of 2009 and net income of $0.7 million, or $0.05 per diluted share in the third quarter of 2008. GAAP net income recorded in the
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Pixelworks Reports Third Quarter 2009 Financial Results
October 20, 2009

second quarter of 2009 included a net gain of $3.8 million realized on the repurchase of $17.8 million of the Company’s convertible subordinated debentures, and GAAP net income recorded in the third quarter of 2008 included a net gain of $8.1 million realized on the repurchase of $29.1 million of the debentures. There were no debenture repurchase transactions completed during the third quarter of 2009.
     As of September 30, 2009, Pixelworks’ outstanding debt was $15.8 million and the Company’s total cash and marketable securities balance was $28.8 million, up $600,000 from $28.2 million at June 30, 2009.
     “Q3 was another solid quarter of progress for Pixelworks, as we experienced a broad recovery across our customer base,” said Bruce Walicek, President and CEO of Pixelworks. “Strong revenue performance was driven by a 46% increase in new product sales compared with the first quarter of this year and new products represented over 20% of total revenue for the third consecutive quarter. This momentum is a result of continued new product execution and validates our strategy of providing innovative high quality video solutions.”
Business Outlook for Fourth Quarter 2009
     The following statements are based on the Company’s current expectations. These statements are forward-looking, subject to risks and uncertainties, and actual results may differ materially. These statements do not include the potential impact of any investments outside the ordinary course of business, mergers or acquisitions that may be completed after September 30, 2009 or other future events. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The inclusion of any statement in this release does not constitute a suggestion by the Company or any other person that the events or circumstances described in such statements are material. The Company does not undertake to publicly update or revise these forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied in this release will not be realized.
     The Company expects to record GAAP net income (loss) per share in the fourth quarter of 2009 of $0.01 to $(0.24) and to record non-GAAP net income (loss) per share of $0.10 to $(0.14), based on the following estimates:
•	Fourth quarter revenue of $17.0 million to $19.0 million;

•	Gross profit margin of approximately 41% to 46% on a GAAP basis and 45% to 50% on a non-GAAP basis; and

•	Operating expenses of $8.5 million to $9.5 million on a GAAP basis and $8.0 million to $9.0 million on a non-GAAP basis.

Pixelworks Reports Third Quarter 2009 Financial Results
October 20, 2009

Conference Call Information
     Pixelworks will host a conference call today at 2 p.m. Pacific Time, which can be accessed by calling 866-804-6922 and using passcode 57706227. A Web broadcast of the call can be accessed by visiting the Company’s investor page at www.pixelworks.com. For those unable to listen to the live Web broadcast, it will be archived for 30 days. A replay of the conference call will also be available through midnight on October 27, 2009, and can be accessed by calling 888-286-8010 and using passcode 45572527.
About Pixelworks, Inc.
     Pixelworks, headquartered in Portland, Oregon, is an innovative designer, developer and marketer of video and pixel processing technology, semiconductors and software for high-end digital video applications. At design centers in Shanghai and San Jose, Pixelworks engineers push pixel performance to new levels for leading manufacturers of consumer electronics and professional displays worldwide.
     For more information, please visit the Company’s Web site at www.pixelworks.com.
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Note: Pixelworks® and the Pixelworks logo® are trademarks of Pixelworks, Inc. All other trademarks are the property of their respective owners.
Non-GAAP Financial Measures
     This press release makes reference to non-GAAP gross profit margins, non-GAAP operating expenses and non-GAAP net income (loss), which exclude gains on the repurchase of long-term debt, other-than-temporary impairment of a marketable security, restructuring charges, acquisition-related items, stock-based compensation expense, additional amortization of a non-cancelable prepaid royalty and other income, all of which are required under GAAP. The Company believes these non-GAAP measures provide a meaningful perspective on the Company’s operating results and underlying cash flow dynamics, but cautions investors to consider these measures in addition to, not as a substitute for, its consolidated financial results as presented in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial measures is included in this earnings release which is available in the investor relations section of the Company’s website.
Safe Harbor Statement
     This release contains statements, including, without limitation, the statements in Bruce Walicek’s quote and the “Business Outlook for Fourth Quarter 2009” section above, that are forward-looking statements within the meaning of the “Safe Harbor” provisions of the federal Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the Company’s business. These statements are not guarantees of future performance and involve numerous risks, uncertainties and assumptions that are difficult to predict. Actual results could vary materially from those contained in forward looking statements due to many factors, including, without limitation: current global economic challenges; levels of inventory at distributors and customers; timely customer transition to new product designs; product mix; failure or difficulty in achieving design wins; changes in the digital display and projection markets; changes in customer ordering patterns or lead times; competitive factors, such as rival chip architectures, introduction or traction by competing designs, or pricing pressures; seasonality in the consumer electronics market; our new product sales and yield rates; supply of products from third party foundries; changes in estimated product costs; the success of our products in expanded

Pixelworks Reports Third Quarter 2009 Financial Results
October 20, 2009

markets; our efforts to achieve profitability from operations; insufficient, excess or obsolete inventory and variations in inventory valuation; changes in the recoverability of intangible assets and long-lived assets; and our lower cash position as a result of our debt repurchases. More information regarding potential factors that could affect the Company’s financial results and could cause actual results to differ materially is included from time to time in the Company’s Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the year ended December 31, 2008 and subsequent SEC filings.
     The forward-looking statements contained in this release speak as of the date of this release, and we do not undertake any obligation to update any such statements.
— Financial Tables Follow —

Pixelworks Reports Third Quarter 2009 Financial Results
October 20, 2009

PIXELWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2009	2009	2008	2009	2008

Revenue, net	$16,732	$14,213	$21,479	$41,725	$66,248
Cost of revenue (1)	9,391	7,440	10,028	23,455	32,628

Gross profit	7,341	6,773	11,451	18,270	33,620

Operating expenses:
Research and development (2)	4,870	4,532	6,476	14,178	20,391
Selling, general and administrative (3)	3,011	3,340	4,413	10,224	13,590
Restructuring	104	64	121	205	971
Amortization of acquired intangible assets	—	—	—	—	164

Total operating expenses	7,985	7,936	11,010	24,607	35,116

Loss from operations	(644)	(1,163)	441	(6,337)	(1,496)

Interest expense	(124)	(145)	(343)	(520)	(1,335)
Interest income	53	75	405	226	1,941
Amortization of debt issuance costs	(19)	(26)	(83)	(106)	(354)
Gain on repurchase of long-term debt, net	—	3,836	8,113	12,860	19,670
Other-than-temporary impairment of a marketable security	—	—	—	—	(6,490)
Other income	—	—	—	—	218

Interest and other income, net	(90)	3,740	8,092	12,460	13,650

Income (loss) before income taxes	(734)	2,577	8,533	6,123	12,154

Provision (benefit) for income taxes	156	358	314	(1,103)	(948)

Net income (loss)	$(890)	$2,219	$8,219	$7,226	$13,102

Net income (loss) per share:
Basic	$(0.07)	$0.17	$0.57	$0.54	$0.90

Diluted	$(0.07)	$0.16	$0.56	$0.53	$0.89

Weighted average shares outstanding:
Basic	13,307	13,291	14,383	13,316	14,629

Diluted	13,307	13,475	15,399	13,549	14,640

(1) Includes:
Amortization of acquired developed technology	$573	$573	$705	$1,763	$2,115
Additional amortization of non-cancelable prepaid royalty	62	50	—	180	—
Stock-based compensation	4	3	8	14	46
Restructuring	—	(4)	—	43	—
(2) Includes stock-based compensation	99	108	177	325	1,075
(3) Includes stock-based compensation	92	105	227	449	965

Pixelworks Reports Third Quarter 2009 Financial Results
October 20, 2009

PIXELWORKS, INC.
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION *
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2009	2009	2008	2009	2008
Reconciliation of GAAP gross profit and non-GAAP gross profit

GAAP gross profit	$7,341	$6,773	$11,451	$18,270	$33,620

Amortization of acquired developed technology	573	573	705	1,763	2,115
Additional amortization of non-cancelable prepaid royalty	62	50	—	180	—
Stock-based compensation	4	3	8	14	46
Restructuring	—	(4)	—	43	—

Total reconciling items included in cost of revenue	639	622	713	2,000	2,161

Non-GAAP gross profit	$7,980	$7,395	$12,164	$20,270	$35,781

Non-GAAP gross profit margin	47.7%	52.0%	56.6%	48.6%	54.0%

Reconciliation of GAAP and non-GAAP operating expenses

GAAP operating expenses	$7,985	$7,936	$11,010	$24,607	$35,116

Reconciling item included in research and development:
Stock-based compensation	99	108	177	325	1,075
Reconciling item included in selling, general and administrative:
Stock-based compensation	92	105	227	449	965
Restructuring	104	64	121	205	971
Amortization of acquired intangible assets	—	—	—	—	164

Total reconciling items included in operating expenses	295	277	525	979	3,175

Non-GAAP operating expenses	$7,690	$7,659	$10,485	$23,628	$31,941

Reconciliation of GAAP and non-GAAP net income (loss)

GAAP net income (loss)	$(890)	$2,219	$8,219	$7,226	$13,102

Reconciling items included in cost of revenue	639	622	713	2,000	2,161
Reconciling items included in operating expenses	295	277	525	979	3,175
Gain on repurchase of long-term debt, net	—	(3,836)	(8,113)	(12,860)	(19,670)
Other-than-temporary impairment of a marketable security	—	—	—	—	6,490
Other income	—	—	—	—	(218)
Tax effect of non-GAAP adjustments	75	(200)	(596)	(94)	(596)

Non-GAAP net income (loss)	$119	$(918)	$748	$(2,749)	$4,444

Non-GAAP net income (loss) per share — basic and diluted	$0.01	$(0.07)	$0.05	$(0.21)	$0.30

Non-GAAP weighted average shares outstanding:
Basic	13,307	13,291	14,383	13,316	14,629

Diluted	13,916	13,291	14,392	13,316	14,640

*	Our non-GAAP gross profit, non-GAAP operating expenses, non-GAAP net income (loss) and non-GAAP net income (loss) per share differs from GAAP gross profit, GAAP operating expenses, GAAP net income (loss) and GAAP net income (loss) per share due to the exclusion of gains on the repurchase of long-term debt, other-than-temporary impairment of a marketable security, restructuring charges, acquisition-related items, stock-based compensation expense, additional amortization of a non-cancelable prepaid royalty and other income. Pixelworks’ management believes the presentation of non-GAAP gross profit, non-GAAP operating expenses, non-GAAP net income (loss) and non-GAAP net income (loss) per share provides useful information to investors regarding Pixelworks’ results of operations by allowing investors to better evaluate underlying cash flow dynamics. Pixelworks’ management also uses each of these non-GAAP measures internally to better evaluate underlying cash flow dynamics. Pixelworks, however, cautions investors to consider these non-GAAP financial measures in addition to, and not as a substitute for, our GAAP financial measures.

Pixelworks Reports Third Quarter 2009 Financial Results
October 20, 2009

PIXELWORKS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30,	December 31,
	2009	2008

ASSETS

Current assets:
Cash and cash equivalents	$19,944	$53,149
Short-term marketable securities	6,485	8,058
Accounts receivable, net	5,694	6,149
Inventories, net	4,847	4,981
Prepaid expenses and other current assets	2,792	3,381

Total current assets	39,762	75,718

Long-term marketable securities	2,420	2,110
Property and equipment, net	4,725	5,187
Other assets, net	5,272	5,331
Acquired intangible assets, net	1,623	3,386

Total assets	$53,802	$91,732

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$6,484	$4,215
Accrued liabilities and current portion of long-term liabilities	7,799	9,419
Current portion of income taxes payable	96	137

Total current liabilities	14,379	13,771

Long-term liabilities, net of current portion	1,639	2,035
Income taxes payable, net of current portion	9,247	10,581
Long-term debt	15,779	60,634

Total liabilities	41,044	87,021

Shareholders’ equity	12,758	4,711

Total liabilities and shareholders’ equity	$53,802	$91,732